UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2011

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio		45342
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2011, Teradata Corporation (“Teradata”) entered into a Term Loan Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other lenders party thereto (the “Term Loan Agreement”) under which lenders made an unsecured term loan to Teradata in the principal amount of $300 million. Proceeds from the Term Loan Agreement were used to pay a portion of the cash consideration payable in connection with the acquisition described in Item 2.01 below and to pay fees and expenses incurred in connection with the Term Loan Agreement. Under the terms of the Term Loan Agreement, Teradata is entitled, on one or more occasions prior to the maturity of the loan, subject to the satisfaction of certain conditions, to request additional term loans under the Term Loan Agreement in the aggregate principal amount of up to $300 million, to the extent that existing or new lenders agree to provide such additional term loans.

The term loan is payable in quarterly installments, commencing on June 30, 2012 (with 1.25% of the initial principal amount due on each of the first eight payment dates; 2.50% of the initial principal amount due on each of the next four payment dates; and 5.0% of the initial principal amount due on each of the next three payment dates) with all remaining principal due on April 5, 2016. The outstanding principal amount of the Term Loan Agreement bears interest at a floating rate based upon a negotiated base rate or a Eurodollar rate plus in each case a margin based on the leverage ratio of the Company.

Certain of the Company’s material domestic subsidiaries have guaranteed the obligations of Teradata under the Term Loan Agreement.

The Term Loan Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, subsidiary indebtedness, limitations on liens, sale and leaseback transactions, sales of assets, mergers and other fundamental changes involving the company, asset sales, entry into certain restrictive agreements and investments.

The foregoing description of the Term Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Term Loan Agreement, which is attached as Exhibit 1.1 to this Current Report and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Merger with Aster Data Systems, Inc.

On April 5, 2011, Teradata completed its acquisition of Aster Data Systems, Inc. (“Aster Data”), a leader and pioneer in advanced analytics and the management of a variety of unstructured, diverse data, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated March 2, 2011, by and among Teradata, Aster Data, Oakland Merger Corporation (“Merger Sub”), a wholly owned subsidiary of Teradata, and certain other parties thereto. As provided in the Merger Agreement, Merger Sub was merged with and into Aster Data (the “Merger”), with Aster Data continuing as a wholly owned subsidiary of Teradata.

The aggregate consideration payable by Teradata in the Merger for all of the outstanding capital stock and derivative securities (including all outstanding warrants, stock options and restricted stock units) of Aster Data was $260 million, after adjusting for Aster Data’s net indebtedness, transaction expenses and severance or other change-in-control related liabilities (as so adjusted, the “Merger Consideration”). The Merger Consideration excluded (i) the value of Teradata’s pre-existing 11.2% equity investment in Aster Data and (ii) cash retention payments to be made following the completion of the Merger for Aster Data’s unvested and committed equity awards, which amounts will be paid on pre-existing vesting schedules (subject to the terms and conditions thereof). The Merger Consideration was not adjusted, either positively or negatively, for cash held by Aster Data at closing, which was approximately $16 million.

Under the Merger Agreement, a portion of the Merger Consideration otherwise payable by Teradata in the Merger was placed into an escrow fund as security for the indemnification obligations of Aster Data’s security holders under the Merger Agreement for, among other things, breaches of the representations, warranties and covenants made by Aster Data in the Merger Agreement that exceed a specified basket amount and other customary matters.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated herein by reference.

Forward Looking Statements

This filing and the attached press release contain forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including Teradata’s ability to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Aster Data’s operations into those of Teradata; that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; market acceptance of Aster Data technology may be slower than expected; recurring revenue may decline, fail to be renewed or fail to grow at expected levels; and the retention of certain key employees of Aster Data may be difficult. Risks, uncertainties and assumptions include: the possibility that expected benefits of the Merger (including, without limitation, technology lead and differentiation, market adoption and revenue growth) may not materialize as expected; that Aster Data’s technology portfolio may not be as robust or as easy to integrate into Teradata’s existing portfolio as believed; and other risks that are described in Teradata’s filings with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On April 6, 2011, Teradata issued a press release announcing completion of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Current Report:

Exhibit No.	Description

1.1	Term Loan Agreement dated April 5, 2011 among Teradata Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other lenders party thereto.

2.1	Agreement and Plan of Merger, dated March 2, 2011, by and among Teradata Corporation, Oakland Merger Corporation, Aster Data Systems, Inc. and certain other parties thereto.*

99.1	Press Release of Teradata Corporation, dated April 6, 2011.

*	The exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Name:	Laura K. Nyquist
Title:	General Counsel and Secretary

Dated: April 6, 2011

Index to Exhibits

Exhibit No.	Description

1.1	Term Loan Agreement dated April 5, 2011 among Teradata Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other lenders party thereto.

2.1	Agreement and Plan of Merger, dated March 2, 2011, by and among Teradata Corporation, Oakland Merger Corporation, Aster Data Systems, Inc. and certain other parties thereto.*

99.1	Press Release of Teradata Corporation, dated April 6, 2011.

*	The exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

LIST OF OMITTED SCHEDULES AND

AGREEMENT TO PROVIDE TO COMMISSION

The following is a list of the schedules to the Agreement and Plan of Merger by and among Teradata Corporation, Oakland Merger Corporation, Aster Data Systems, Inc. and certain other parties thereto (by reference to section headings) which have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Teradata Corporation will provide the omitted schedules to the Securities and Exchange Commission upon request.

Section 1.1

Certain Definitions

Section 3.1

Organization and Good Standing

Section 3.2

Authority; Enforceability

Section 3.3

Capitalization

Section 3.4

Subsidiaries

Section 3.5

No Conflicts

Section 3.7

Financial Statements

Section 3.8

Absence of Changes

Section 3.9

Absence of Undisclosed Liabilities

Section 3.10

Taxes

Section 3.11

Supplies and Major Customers

Section 3.12

Property

Section 3.13

Intellectual Property

Section 3.14

Contracts

Section 3.15

Benefits

Section 3.16

Personnel

Section 3.18

Insurance

Section 3.22

Banking Relationships

Section 5.1

Conduct of Business of the Company

Section 6.17

Code Review

Section 7.2

Conditions to the Obligation of Parent and Merger Sub